UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF
 THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2008

ENTERTAINMENT DISTRIBUTION COMPANY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-15761	98-0085742
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 8th Avenue, 23rd Floor
New York, New York 10019
(Address of Principal
Executive Offices)

(212) 333-8400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 4, 2008, Entertainment Distribution Company, LLC (“EDC”), a subsidiary of Entertainment Distribution Company, Inc. (the “Company”), entered into a Fifth Amendment to Credit Agreement (the “Fifth Amendment”) with Entertainment Distribution Company, LLC (the “Guarantor”), the lenders party thereto (the “Lenders”) and Wachovia Bank, National Association, as administrative agent (the “Agent”) amending the Credit Agreement dated as of May 31, 2005 by and among EDC, the Guarantor, Glenayre Electronics, Inc. (“GEI”), the Lenders and the Agent (as amended, modified and supplemented, the “Credit Agreement”).   Pursuant to the Fifth Amendment, the definition of Consolidated EBITDA was amended to provide that for the fiscal quarters ended December 31, 2007, March 31, 2008, June 30, 2008 and September 30, 2008, Consolidated EBITDA will be calculated by adding to the number determined pursuant to the Credit Agreement non-cash charges not exceeding $9,900,000 in the aggregate relating to an impairment charge taken in 2007, to the extent such non-cash charges were deducted in the determination of Consolidated Net Income (as defined) for the applicable period.

A copy of the Fifth Amendment is filed with this report as Exhibit 10.1 and is hereby incorporated by reference herein.

Item 2.02 Results of Operations and Financial Condition.

On March 5, 2008, the Company issued a news release providing financial results for the quarter and fiscal year ended December 31, 2007. The news release contains forward-looking statements regarding the Company and includes cautionary statements identifying important factors that could cause actual results to differ.

The Company’s news release is furnished as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits.

10.1
Fifth Amendment to Credit Agreement dated as of March 4, 2008, by and amongEntertainment Distribution Company, LLC, as borrower, the guarantors party thereto, the lendersparty thereto and Wachovia Bank, National Association, as administrative agent.

99.1	Company News Release dated March 5, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT DISTRIBUTION COMPANY, INC.

Date: March 5, 2008	By:	/s/ Jordan M. Copland
Jordan M. Copland
Interim Chief Executive Officer and Chief Financial Officer